UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  March 5, 2009
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TRANSATLANTIC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10545 (Commission File Number)	13-3355897 (IRS Employer Identification No.)
80 Pine Street New York, New York (Address of Principal Executive Offices)	10005 (Zip Code)

(212) 770-2000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.      Changes in Control of Registrant

Transatlantic Holdings, Inc. (the “Company”) is filing this Current Report on Form 8-K because, on March 5, 2009, American International Group, Inc. (“AIG”) filed a Current Report on Form 8-K (the “AIG Form 8-K”) disclosing, among other things, that:

“On March 4, 2009, American International Group, Inc. (AIG) issued and sold to the AIG Credit Facility Trust (the Trust), a trust established for the sole benefit of the United States Treasury, 100,000 shares of AIG’s Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share and an initial liquidation preference of $5.00 per share (the Series C Preferred Stock), for an aggregate purchase price of $500,000 (the Transaction), with an understanding that additional and independently sufficient consideration was also furnished to AIG by the Federal Reserve Bank of New York (the FRBNY) in the form of its lending commitment (the Credit Facility) under the Credit Agreement, dated as of September 22, 2008, between AIG and the FRBNY. The issuance and sale of the Series C Preferred Stock was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.”

The AIG Form 8-K further disclosed that:

“As a result of the Transaction, a change in control of AIG has occurred. Pursuant to the [Series C Perpetual, Convertible, Participating Preferred Stock Purchase Agreement, dated as of March 1, 2009], AIG and AIG’s Board of Directors are obligated to work in good faith with the Trust to ensure corporate governance arrangements satisfactory to the Trust.”

As of the date hereof (based solely upon information contained in an amendment to a Schedule 13D filed by AIG on September 29, 2008 (the “AIG Schedule 13D/A”)), AIG beneficially owns, directly or indirectly, 39,093,491 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company (including 828 shares of Common Stock held by certain mutual funds that are advised or managed by subsidiaries of AIG), representing approximately 59% of the outstanding shares of Common Stock of the Company.  As a result of the issuance of AIG’s Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share and an initial liquidation preference of $5.00 per share (the “Series C Preferred Stock”), the AIG Credit Facility Trust may be deemed to have beneficial ownership of the 39,093,491 shares of Common Stock beneficially owned by AIG.

In addition, the Credit Agreement, dated as of September 22, 2008, between AIG and the Federal Reserve Bank of New York, is secured by, among other things, 17.1 million shares of Common Stock of the Company held directly by AIG.

The Company and its subsidiaries are subject to various regulatory requirements and are party to numerous contracts, agreements, licenses, permits, authorizations and other arrangements (the “Arrangements”) that contain provisions giving regulators and counterparties certain rights (including, in some cases, termination rights) in the event of a change in control of the Company or such subsidiaries, as applicable.  Whether the issuance of the Series C Preferred Stock will constitute a change in control of the Company or any of its subsidiaries under any of such Arrangements is dependent upon the specific provisions thereof.  Based upon the facts and circumstances known to the Company as of the date hereof, the Company does not believe that the exercise of rights, if any, accruing to regulators and counterparties as a result of the issuance of the Series C Preferred Stock will have a material impact on the Company or any of its subsidiaries.

The information contained in this Current Report on Form 8-K relating to the issuance of the Series C Preferred Stock and AIG’s ownership of Common Stock is based solely on information contained in the AIG Form 8-K and the AIG Schedule 13D/A, as applicable, and the Company disclaims any responsibility for the accuracy thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 11, 2009

TRANSATLANTIC HOLDINGS, INC. (Registrant)
By:	/s/ Gary A. Schwartz
	Name:	Gary A. Schwartz
	Title:	Senior Vice President, General Counsel and Corporate Secretary